                                                                     Exhibit 5.1

                                                    FOLEY & LARDNER LLP
                                                    ATTORNEYS AT LAW



                                                    111 Huntington Avenue
                                                    Boston, Massachusetts  02199
                                                    617.342.4000 TEL
                                                    617.342.4001 FAX
                                                    www.foley.com

                           January 25, 2007         CLIENT/MATTER NUMBER
                                                    346715/0105




Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, MA 02142

Gentlemen:

     You have requested our opinion with respect to certain matters in connection with a Registration Statement (No. 333-129570) on Form S-1, initially filed by Molecular Insight Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on November 8, 2005, as amended to date (the "Registration Statement"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") under the Securities Act of 1933, as amended. The Company will offer and may sell, pursuant to the Registration Statement and the Prospectus, up to 5,750,000 shares of the Company's common stock, par value $0.01 per share, including: (i) 5,000,000 underwritten shares, and (ii) up to 750,000 shares for which the underwriters have been granted an over-allotment option (collectively, the "Shares").

     This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus and the Company's Restated Articles of Organization (as amended) and Amended and Restated Bylaws, and we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

BOSTON               JACKSONVILLE         NEW YORK            SAN DIEGO/DEL MAR   TAMPA
BRUSSELS             LOS ANGELES          ORLANDO             SAN FRANCISCO       TOKYO
CHICAGO              MADISON              SACRAMENTO          SILICON VALLEY      WASHINGTON, D.C.
DETROIT              MILWAUKEE            SAN DIEGO           TALLAHASSEE         WEST PALM BEACH

Molecular Insight Pharmaceuticals, Inc.
January 25, 2007
Page 2


     The opinions set forth in this letter are limited solely to the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be legally issued, fully paid and nonassessable. We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                              Very truly yours,

                                              /s/ Foley & Lardner LLP
                                              ----------------------------------

                                              FOLEY & LARDNER LLP